Exhibit 3.9

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.
3. Indicate the number of authorized shares and par value, if any of each class or series after the change.
4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.
5. Indicate provisions, if any, regarding fractional shares that are affected by the change.
6. NRS required statement.
7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.
8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: ASSURE HOLDINGS CORP Entity or Nevada Business Identification Number (NVID): E0232292017-6
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: Common Stock Authorized: 900,000,000, par value $0.001
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: Common Stock Authorized: 180,000,000, par value $0.001
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: 5:1 Reverse Stock Split. Each five (5) shares of issued and outstanding common stock, par value $0.001, will be consolidated into one (1) share of common stock, par value $0.001.
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: No fractional shares will be issued. Any fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share.
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective date and time: (Optional)	Date: 09/07/2021 Time: 5:30 p.m. (ET) (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X ________________ Signature of Officer; President — Title; Date

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.

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Revised: 1/1/2019

05/17/2017 Filed in the Office of Secretary of State State Of Nevada Business Number E0232292017-6 Filing Number 20170214967-89 Filed On Number of Pages 1

05/15/2017 Filed in the Office of Secretary of State State Of Nevada Business Number E0232292017-6 Filing Number 20170212506-76 Filed On Number of Pages 1

05/15/2017 Filed in the Office of Secretary of State State Of Nevada Business Number E0232292017-6 Filing Number 20170212507-87 Filed On Number of Pages 2